Exhibit 99.1
Company Contact
Ryan Hymel, EVP and Chief Financial Officer
(571) 529-6113

Playa Hotels & Resorts N.V. Reports Fourth Quarter and Full Year 2019 Results

Fairfax, VA, February 27, 2020 – Playa Hotels & Resorts N.V. (the “Company”) (NASDAQ: PLYA) today announced results of operations for the three months and year ended December 31, 2019.

Three Months Ended December 31, 2019 Results

▪	Net Loss was $17.9 million compared to a Net Loss of $14.2 million in 2018

▪	Adjusted Net Loss(1) was $9.9 million compared to an Adjusted Net Loss of $0.0 million in 2018

▪	Comparable Net Package RevPAR decreased 6.1% over 2018 to $178.19

▪	Net Package RevPAR decreased 6.0% over 2018 to $172.49, driven by a 1.0% decrease in Net Package ADR and a 400 basis points decrease in Occupancy

▪	Owned Resort EBITDA decreased 37.6% over 2018 to $28.3 million

▪	Owned Resort EBITDA Margin decreased 10.4 percentage points over 2018 to 20.7%

▪	Adjusted EBITDA decreased 46.1% over 2018 to $20.0 million

▪	Adjusted EBITDA Margin decreased 10.7 percentage points over 2018 to 14.7%

Year Ended December 31, 2019 Results

▪	Net Loss was $4.4 million compared to Net Income of $19.0 million in 2018

▪	Adjusted Net Income(1) was $8.7 million compared to Adjusted Net Income of $38.7 million in 2018

▪	Comparable Net Package RevPAR decreased 3.4% over 2018 to $209.84

▪	Net Package RevPAR decreased 3.7% over 2018 to $198.28, driven by a 450 basis points decrease in Occupancy, and partially offset by a 1.9% increase in Net Package ADR

▪	Owned Resort EBITDA decreased 12.7% over 2018 to $185.9 million

▪	Owned Resort EBITDA Margin decreased 5.0 percentage points from 2018 to 30.7%

▪	Adjusted EBITDA decreased 15.8% over 2018 to $150.7 million

▪	Adjusted EBITDA Margin decreased 5.1 percentage points over 2018 to 24.8%

(1)	Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations.

“We finished the year on a positive note with strong close-in bookings in the Dominican Republic and the Yucatán Peninsula helping offset transitory weakness in Jamaica. We faced many unforeseen challenges in 2019, but we continued to push forward on our mission to open and operate high return, high margin resorts, return capital to shareholders, and adjust our property portfolio to best position ourselves for the future. The completion of our major, multi-year capital projects marks a defining point in Playa’s history as these properties will be the future drivers of Playa's growth and we expect the Company will now generate a substantial amount of free cash flow.

As we look ahead to 2020, we are encouraged by recent bookings momentum in our portfolio, our Group business on the books, and customer reception of our new Hyatt Ziva and Hyatt Zilara Cap Cana, as well as our newly renovated Hilton All-Inclusive resorts. Despite our optimism, the slow recovery of the Dominican Republic travel trends and the lingering weakness in Mexico make us prudently cautious with respect to our outlook for the year.

Regardless of the challenges that may surface in the new year, we remain committed to returning capital to our investors and pursuing value creating corporate actions.”

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following table sets forth information with respect to the operating results of our total portfolio and comparable portfolio for the three months and years ended December 31, 2019 and 2018:
Total Portfolio

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	Change		2019	2018	Change
Occupancy	73.8%	77.8%	(4.0	)pts	77.3%	81.8%	(4.5	)pts
Net Package ADR	$233.67	$235.97	(1.0)%		$256.53	$251.76	1.9%
Net Package RevPAR	$172.49	$183.59	(6.0)%		$198.28	$205.83	(3.7)%
Total Net Revenue (1)	$136,639	$146,023	(6.4)%		$607,191	$598,609	1.4%
Owned Net Revenue (2)	$136,394	$145,809	(6.5)%		$605,348	$597,549	1.3%
Owned Resort EBITDA (3)	$28,299	$45,326	(37.6)%		$185,923	$213,062	(12.7)%
Owned Resort EBITDA Margin	20.7%	31.1%	(10.4	)pts	30.7%	35.7%	(5.0	)pts
Other corporate	$8,530	$8,455	0.9%		$37,049	$34,786	6.5%
Management Fee Revenue	$252	$252	—%		$1,820	$755	141.1%
Adjusted EBITDA (4)	$20,021	$37,123	(46.1)%		$150,694	$179,031	(15.8)%
Adjusted EBITDA Margin	14.7%	25.4%	(10.7	)pts	24.8%	29.9%	(5.1	)pts
Comparable Portfolio (5)

	Three Months Ended December 31,				Year Ended December 31,
	2019	2018	Change		2019	2018	Change
Occupancy	76.3%	77.6%	(1.3	)pts	79.3%	82.0%	(2.7	)pts
Net Package ADR	$233.56	$244.54	(4.5)%		$264.63	$264.71	—%
Net Package RevPAR	$178.19	$189.74	(6.1)%		$209.84	$217.12	(3.4)%
Total Net Revenue (1)	$118,205	$125,220	(5.6)%		$436,737	$449,398	(2.8)%
Owned Net Revenue (2)	$117,959	$125,007	(5.6)%		$434,894	$448,338	(3.0)%
Owned Resort EBITDA (3)	$29,623	$38,014	(22.1)%		$147,665	$162,821	(9.3)%
Owned Resort EBITDA Margin	25.1%	30.4%	(5.3	)pts	34.0%	36.3%	(2.3	)pts
Other corporate	$8,530	$8,455	0.9%		$37,049	$34,786	6.5%
Management Fee Revenue	$252	$252	—%		$1,820	$755	141.1%
Adjusted EBITDA (4)	$21,345	$29,811	(28.4)%		$112,436	$128,790	(12.7)%
Adjusted EBITDA Margin	18.1%	23.8%	(5.7	)pts	25.7%	28.7%	(3.0	)pts

(1)
Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.

(2)	Owned Net Revenue excludes Management Fee Revenue, Jamaica delayed opening accrual reversal and MICE (meetings, incentives, conventions and events) income.

(3)
A description of how we compute Owned Resort EBITDA and a reconciliation of Net Income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(4)
A description of how we compute Adjusted EBITDA and a reconciliation of Net Income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.

(5)
For the three months ended December 31, 2019, the comparable portfolio excludes the following non-comparable resorts: Hilton La Romana All-Inclusive Resort, Hilton Playa del Carmen All-Inclusive Resort, Jewel Grande Montego Bay Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana. For the year ended December 31, 2019, the comparable portfolio excludes the following non-comparable resorts: Hilton La Romana All-Inclusive Resort, Hilton Playa del Carmen All-Inclusive Resort, Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa, Jewel Paradise Cove Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana.

Balance Sheet

As of December 31, 2019, the Company held $20.9 million in cash and cash equivalents. Total interest-bearing debt was $1,046.4 million, comprised of our term loan secured debt due 2024 and outstanding balance on the Company’s Revolving Credit Facility. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our Term Loan B. As of December 31, 2019, there was $60.0 million outstanding on the Company’s Revolving Credit Facility.
As of February 27, 2020, there is currently $45.0 million outstanding on the Company’s Revolving Credit Facility.
To date, we have spent $258.6 million on the development of our new 750-room Hyatt Ziva and Hyatt Zilara Cap Cana, inclusive of land costs. Adjusting for this construction in progress spending, our net leverage stood at 5.1x as of December 31, 2019.

Guidance

Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company expects Adjusted EBITDA for the full year 2020 to be as follows:

	Low End	High End
Adjusted EBITDA	$160.0 million	$175.0 million

Our 2020 outlook is predicated on the following assumptions:

•	Total Portfolio RevPAR growth: flat to low single digit decline;

•	Potential future acquisitions, dispositions, or management agreement changes are explicitly excluded from our outlook.

The Company is not able to provide a reconciliation of our 2020 Adjusted EBITDA outlook to our anticipated 2020 U.S. GAAP net income as we are unable to reasonably estimate the impact of changes in fair value related to our interest rate swaps that is recorded within interest expense, which could be significant.

Earnings Call

The Company will host a conference call to discuss its fourth quarter and annual results on Friday, February 28, 2020 at 9:00 a.m. (Eastern Daylight Time). The conference call can be accessed by dialing (833) 683-7154 for domestic participants and (409) 983-9744 for international participants. The conference ID number is 3464086. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Friday, February 28, 2020. This replay will run through Friday, March 6, 2020. The access number for a taped replay of the conference call is (855) 859-2056 or (404) 537-3406 using the same conference ID number. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

To facilitate a greater understanding of our fourth quarter results and Playa’s overall strategy, we have posted two supplemental decks to the Events & Presentations section of our investor relations website which can be found at www.investors.playaresorts.com.
About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. Playa owns and/or manages a total portfolio consisting of 23 resorts (8,690 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages the Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages the Hyatt Zilara Rose Hall, the Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Dunn’s River Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, the Hyatt Ziva Cap Cana, and the Hyatt Zilara Cap Cana. Playa also owns four resorts in Mexico and the Dominican Republic that are managed by a third party and Playa manages the Sanctuary Cap Cana in the Dominican Republic.
Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect Playa’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa’s Annual Report on Form 10-K, filed with the SEC on February 27, 2020, as such factors may be updated from time to time in Playa’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. While forward-looking statements reflect Playa’s good faith beliefs, they are not guarantees of future performance. Playa disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Playa (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR (as defined below) by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.

Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry, and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.

Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.

Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services, kids club and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.

“Owned Net Revenue” represents Net Package Revenue and Net Non-Package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.

“Management Fee Revenue” is derived from fees earned for managing hotels owned by third-parties. The fees earned are typically composed of a base fee, which is computed as a percentage of resort revenue, and an incentive fee, which is computed as a percentage of resort profitability. Management Fee Revenue was immaterial to our operations for the three months and years ended December 31, 2019 and 2018, but we expect Management Fee Revenue to be a more relevant indicator to assess the overall performance of our business in the future as we enter into more management contracts.

“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating income or net income.

The following table shows a reconciliation of Total Net Revenue, Net Package Revenue, Net Non-Package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three months and years ended December 31, 2019 and 2018:
Total Portfolio

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net Package Revenue
Comparable Net Package Revenue	$100,075	$106,463	$372,458	$385,224
Non-comparable Net Package Revenue	15,880	17,982	145,134	129,586
Net Package Revenue	115,955	124,445	517,592	514,810

Net Non-package Revenue
Comparable Net Non-package Revenue	17,878	18,505	62,459	63,419
Non-comparable Net Non-package Revenue	2,554	2,821	25,320	19,625
Net Non-package Revenue	20,432	21,326	87,779	83,044

Management Fee Revenue
Comparable Management Fee Revenue	252	252	1,820	755
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	252	252	1,820	755

Total Net Revenue
Comparable Total Net Revenue	118,205	125,220	436,737	449,398
Non-comparable Total Net Revenue	18,434	20,803	170,454	149,211
Total Net Revenue	136,639	146,023	607,191	598,609
Compulsory tips	5,905	5,130	22,874	17,426
Cost Reimbursements	1,289	629	6,412	978
Total revenue	$143,833	$151,782	$636,477	$617,013

Our comparable portfolio for the years ended December 31, 2019 and 2018 excludes the following resorts: Hilton La Romana All-Inclusive Resort and Hilton Playa del Carmen All-Inclusive Resort, which were under renovation in 2019, Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa, Jewel Paradise Cove Beach Resort & Spa and Jewel Grande Montego Bay Resort & Spa, which were acquired on June 1, 2018, and Hyatt Ziva and Hyatt Zilara Cap Cana, a ground-up development opened during November 2019.

EBITDA, Adjusted EBITDA, Owned Resort EBITDA, Adjusted EBITDA Margin and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net (loss) income, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:

▪	Other (expense) income

▪	Pre-opening expense

▪	Transaction expenses

▪	Severance expense

▪	Other tax expense

▪	Gain on property damage insurance proceeds

▪	Share-based compensation

▪	Loss on extinguishment of debt

▪	Non-service cost components of net periodic pension cost (benefit)

▪
Other items which may include, but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms; impairment losses and Jamaica delayed opening accrual reversals.

We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.

We define Owned Resort EBITDA as Adjusted EBITDA before corporate expenses and Management Fee Revenue. EBITDA, Adjusted EBITDA and Owned Resort EBITDA are not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, EBITDA, Adjusted EBITDA, and Owned Resort EBITDA should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue. “Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue. We believe these margins provide our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA and Owned Resort EBITDA useful.

Adjusted Net (Loss) Income
“Adjusted Net (Loss) Income” is a non-GAAP performance measure. We define Adjusted Net (Loss) Income as net (loss) income attributable to Playa Hotels & Resorts, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to debt extinguishment and transaction expenses. We believe Adjusted Net (Loss) Income provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Adjusted Net (Loss) Income is not a substitute for net (loss) income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted Net (Loss) Income. For example, other companies in our industry may define Adjusted Net (Loss) Income differently than we do. As a result, it may be difficult to use Adjusted Net (Loss) Income or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these and other limitations, Adjusted Net (Loss) Income should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented in this release.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net (loss) income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(17,924)	$(14,239)	$(4,357)	$18,977
Interest expense	9,291	27,092	44,087	62,243
Income tax (benefit) provision	(7,195)	5,593	(17,220)	12,199
Depreciation and amortization	24,261	21,569	101,897	73,278
EBITDA	$8,433	$40,015	$124,407	$166,697
Other expense (income) (a)	425	(4,658)	3,200	(2,822)
Share-based compensation	2,233	1,044	8,845	6,116
Pre-opening expense	904	234	1,452	321
Transaction expense (b)	1,682	1,937	6,175	9,615
Severance expense (c)	376	—	515	333
Other tax expense (d)	93	376	577	1,633
Jamaica delayed opening accrual reversal (e)	—	—	—	(342)
Gain on property damage insurance proceeds	—	(2,009)	—	(2,212)
Impairment loss (f)	6,168	—	6,168	—
Non-service cost components of net periodic pension (cost) benefit (g)	(293)	184	(645)	(308)
Adjusted EBITDA	20,021	37,123	150,694	179,031
Other corporate	8,530	8,455	37,049	34,786
Management Fee Revenue	(252)	(252)	(1,820)	(755)
Owned Resort EBITDA	28,299	45,326	185,923	213,062
Less: Non-comparable Owned Resort EBITDA (h)	(1,324)	7,312	38,259	50,241
Comparable Owned Resort EBITDA	$29,623	$38,014	$147,664	$162,821

(a)	Represents changes in foreign exchange rates and other miscellaneous expenses or income.

(b)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Sagicor in 2018; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(c)	Represents expenses incurred for employee terminations.

(d)
Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision we eliminate from our calculation of EBITDA.

(e)
Represents a reversal on an expense accrual recorded in 2014 related to our future stay obligations provided to guests affected by the delayed opening of Hyatt Ziva and Hyatt Zilara Rose Hall. This reversal concluded in the first quarter of 2018.

(f)	Represents the impairment loss on the goodwill of our Panama Jack Playa del Carmen reporting unit recognized during the fourth quarter of 2019.

(g)
Represents the non-service cost components of net periodic pension cost recorded within other expense (income) in the Consolidated Statement of Operations. Previously, these expenses were presented within direct expense. We include these costs for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.

(h)
For the three months ended December 31, 2019, the comparable portfolio excludes the following non-comparable resorts: Hilton La Romana All-Inclusive Resort, Hilton Playa del Carmen All-Inclusive Resort, Jewel Grande Montego Bay Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana. For the year ended December 31, 2019, the comparable portfolio excludes the following non-comparable resorts: Hilton La Romana All-Inclusive Resort, Hilton Playa del Carmen All-Inclusive Resort, Hilton Rose Hall Resort & Spa, Jewel Runaway Bay Beach Resort & Waterpark, Jewel Dunn’s River Beach Resort & Spa, Jewel Paradise Cove Beach Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Hyatt Ziva and Hyatt Zilara Cap Cana.

Playa Hotels & Resorts N.V.
Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
($ in thousands)

The following table reconciles our net (loss) income to Adjusted Net (Loss) Income for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(17,924)	$(14,239)	$(4,357)	$18,977
Reconciling items
Transaction expense (a)	1,682	1,937	6,175	9,615
Change in fair value of interest rate swaps (b)	—	14,326	2,001	12,468
Amortization of interest rate swaps (c)	(911)	—	(2,725)	—
Impairment loss (d)	6,168	—	6,168	—
Pre-opening expense	904	—	1,452	—
Severance expense	376	—	515	—
Gain on property damage insurance proceeds (e)	—	(2,009)	—	(2,212)
Total reconciling items before tax	8,219	14,254	13,586	19,871
Income tax provision for reconciling items	(161)	(61)	(507)	(150)
Total reconciling items after tax	8,058	14,193	13,079	19,721
Adjusted Net (Loss) Income	$(9,866)	$(46)	$8,722	$38,698
The following table presents the impact of Adjusted Net (Loss) Income on our net (loss) income available to ordinary shareholders and diluted (losses) earnings per share for the three months and years ended December 31, 2019 and 2018:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Adjusted Net (Loss) Income	$(9,866)	$(46)	$8,722	$38,698

(Losses) earnings per share - Diluted	$(0.14)	$(0.11)	$(0.03)	$0.16
Total reconciling items impact per diluted share	0.06	0.11	0.10	0.16
Adjusted (losses) earnings per share - Diluted	$(0.08)	$ 0.00	$0.07	$0.32

(a)
Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts including the business combination with Sagicor in 2018; the redesign and build-out of our internal controls and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.

(b)
Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations prior to our adoption of hedge accounting on March 20, 2019.

(c)
Represents the non-cash amortization of the change in fair value of our interest rate swaps recorded in interest expense prior to our adoption of hedge accounting on March 20, 2019, which results in the reclassification from interest expense in our Condensed Consolidated Statements of Operations to other comprehensive (loss) income in our Condensed Consolidated Statements of Comprehensive (Loss) Income.

(d)	Represents the impairment loss on the goodwill of our Panama Jack Playa del Carmen reporting unit recognized during the fourth quarter of 2019.

(e)	Represents a portion of the insurance proceeds related to property insurance and not business interruption proceeds.

Playa Hotels & Resorts N.V.
Consolidated Balance Sheets
($ in thousands, except share data)

	As of December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$20,931	$116,353
Trade and other receivables, net	71,250	64,770
Accounts receivable from related parties	5,401	6,430
Inventories	16,649	15,390
Prepayments and other assets	44,691	32,617
Property and equipment, net	1,929,914	1,808,412
Goodwill, net	78,339	83,656
Other intangible assets	8,408	6,103
Deferred tax assets	21,381	1,427
Total assets	$2,196,964	$2,135,158
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$181,603	$159,600
Payables to related parties	7,620	4,320
Income tax payable	3,252	1,899
Debt	1,040,658	989,387
Derivative financial instruments	31,932	12,476
Other liabilities	24,307	21,602
Deferred tax liabilities	97,941	106,033
Total liabilities	1,387,313	1,295,317
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 130,967,671 shares issued and 129,121,576 shares outstanding as of December 31, 2019, and 130,494,734 shares issued and 130,440,126 shares outstanding as of December 31, 2018)	14,215	14,161
Treasury shares (at cost, 1,846,095 shares as of December 31, 2019 and 54,608 shares as of December 31, 2018)	(14,088)	(394)
Paid-in capital	1,001,088	992,297
Accumulated other comprehensive loss	(24,642)	(3,658)
Accumulated deficit	(166,922)	(162,565)
Total shareholders' equity	809,651	839,841
Total liabilities and shareholders' equity	$2,196,964	$2,135,158

Playa Hotels & Resorts N.V.
Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue
Package	$121,110	$129,463	$538,088	$532,090
Non-package	21,182	21,438	90,157	83,190
Management fees	252	252	1,820	755
Cost reimbursements	1,289	629	6,412	978
Total revenue	143,833	151,782	636,477	617,013
Direct and selling, general and administrative expenses
Direct	95,473	89,338	369,050	340,080
Selling, general and administrative	31,141	28,233	125,788	115,975
Pre-opening	904	234	1,452	321
Depreciation and amortization	24,261	21,569	101,897	73,278
Reimbursed costs	1,289	629	6,412	978
Impairment loss	6,168	—	6,168	—
Gain on insurance proceeds	—	(2,009)	—	(4,216)
Direct and selling, general and administrative expenses	159,236	137,994	610,767	526,416
Operating (loss) income	(15,403)	13,788	25,710	90,597
Interest expense	(9,291)	(27,092)	(44,087)	(62,243)
Other (expense) income	(425)	4,658	(3,200)	2,822
Net (loss) income before tax	(25,119)	(8,646)	(21,577)	31,176
Income tax benefit (provision)	7,195	(5,593)	17,220	(12,199)
Net (loss) income	$(17,924)	$(14,239)	$(4,357)	$18,977

Earnings per share
(Losses) earnings per share - Basic	$(0.14)	$(0.11)	$(0.03)	$0.16
(Losses) earnings per share - Diluted	$(0.14)	$(0.11)	$(0.03)	$0.16
Weighted average number of shares outstanding during the period - Basic	129,306,397	130,477,919	130,023,463	122,150,851
Weighted average number of shares outstanding during the period - Diluted	129,306,397	130,477,919	130,023,463	122,418,500

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of December 31, 2019
($ in millions)

	Maturity			Applicable Rate	LTM Interest (4)
Debt	Date	# of Years	Balance
Revolving credit facility (1)	Apr-22	2.3	$60.0	4.7%	$1.0
Term loan (2)	Apr-24	4.3	986.4	5.4%	55.2
Total debt			$1,046.4	5.4%	$56.2
Less: cash and cash equivalents (3)			(20.9)
Net debt (face)			$1,025.5
Less: Cap Cana spending			(258.6)
Adjusted net debt			$766.9

(1)
As of December 31, 2019, the total remaining borrowing capacity under our revolving credit facility was $40.0 million. The interest rate on outstanding balances of our revolving credit facility is L+300 bps with no LIBOR floor. As of December 31, 2019, the commitment fee on undrawn balance of our revolving credit facility is 0.5%.

(2)
The interest rate on our term loan is L+275 bps with a LIBOR floor of 1%. The interest rate was 4.55% as of December 31, 2019, which includes the LIBOR rate that was locked in on December 27, 2019 for the one-month period of December 31, 2019 to January 30, 2020. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.

(3)	Based on cash balances on hand as of December 31, 2019.

(4)
Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended December 31, 2019 and 2018

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2019	2018	Pts Change		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	Pts Change
Yucatán Peninsula	2,722	85.0%	83.9%	1.1	pts	$241.00	$249.15	(3.3)%	$204.92	$209.16	(2.0)%	$54,807	$59,368	(7.7)%	$15,447	$24,070	(35.8)%	28.2%	40.5%	(12.3	)pts
Pacific Coast	926	77.3%	75.9%	1.4	pts	262.37	274.03	(4.3)%	202.76	207.88	(2.5)%	20,158	21,236	(5.1)%	6,167	7,711	(20.0)%	30.6%	36.3%	(5.7	)pts
Dominican Republic	2,644	57.2%	74.4%	(17.2	)pts	172.27	163.54	5.3%	98.48	121.73	(19.1)%	20,557	25,644	(19.8)%	(709)	6,054	(111.7)%	(3.4)%	23.6%	(27.0	)pts
Jamaica	1,946	74.2%	73.2%	1.0	pts	255.31	268.62	(5.0)%	189.33	196.67	(3.7)%	40,872	39,561	3.3%	7,394	7,491	(1.3)%	18.1%	18.9%	(0.8	)pts
Total Portfolio	8,238	73.8%	77.8%	(4.0	)pts	$233.67	$235.97	(1.0)%	$172.49	$183.59	(6.0)%	$136,394	$145,809	(6.5)%	$28,299	$45,326	(37.6)%	20.7%	31.1%	(10.4	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2019	2018	Pts Change		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	Pts Change
Yucatán Peninsula	2,198	85.7%	83.9%	1.8	pts	$241.69	$250.12	(3.4)%	$207.13	$209.78	(1.3)%	$48,297	$48,345	(0.1)%	$15,202	$19,452	(21.8)%	31.5%	40.2%	(8.7	)pts
Pacific Coast	926	77.3%	75.9%	1.4	pts	262.37	274.03	(4.3)%	202.76	207.88	(2.5)%	20,158	21,236	(5.1)%	6,167	7,711	(20.0)%	30.6%	36.3%	(5.7	)pts
Dominican Republic	1,120	60.7%	74.0%	(13.3	)pts	143.42	167.58	(14.4)%	87.03	123.96	(29.8)%	11,160	15,865	(29.7)%	987	3,360	(70.6)%	8.8%	21.2%	(12.4	)pts
Jamaica	1,858	74.1%	73.2%	0.9	pts	251.94	268.62	(6.2)%	186.63	196.67	(5.1)%	38,344	39,561	(3.1)%	7,267	7,491	(3.0)%	19.0%	18.9%	0.1	pts
Total Comparable Portfolio	6,102	76.3%	77.6%	(1.3	)pts	$233.56	$244.54	(4.5)%	$178.19	$189.74	(6.1)%	$117,959	$125,007	(5.6)%	$29,623	$38,014	(22.1)%	25.1%	30.4%	(5.3	)pts
Highlights

Yucatán Peninsula

▪
Comparable Net Package RevPAR decreased 1.3% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 3.4%, which was partially offset by an increase in Occupancy of 180 basis points.

▪	Comparable Owned Resort EBITDA decreased $4.3 million or 21.8% over the prior year.

▪	The decrease in Comparable Owned Resort EBITDA can be attributed to all properties within this segment.
Pacific Coast

▪
Comparable Net Package RevPAR decreased 2.5% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 4.3%, and partially offset by an increase in Occupancy of 140 basis points.

▪	Comparable Owned Resort EBITDA decreased $1.5 million or 20.0% over the prior year.

▪	The decrease in Comparable Owned Resort EBITDA can be attributed to all properties within this segment, primarily due to the decrease in Comparable Owned Net Revenue as described above.
Dominican Republic

▪	Comparable Net Package RevPAR decreased 29.8% over the prior year, driven by a decrease in Net Package ADR of 14.4%, and a decrease in Occupancy of 1,330 basis points.

▪	Comparable Owned Resort EBITDA decreased $2.4 million, or 70.6%, over the prior year.

▪
The decrease in Comparable Owned Resort EBITDA can be attributed to all properties within this segment, primarily due to the decrease in Comparable Owned Net Revenue as described above. The negative press regarding the Dominican Republic, and corresponding near-term business disruption, had a negative impact on results in this segment for the three months ended December 31, 2019.

Jamaica

▪	Comparable Net Package RevPAR decreased 5.1% over the prior year, driven by a decrease in Net Package ADR of 6.2%, which was partially offset by an increase in Occupancy of 90 basis points.

▪	Comparable Owned Resort EBITDA decreased $0.2 million, or 3.0%, over the prior year.

▪
This decrease was due to the performance of Hyatt Ziva and Hyatt Zilara Rose Hall, which accounted for a $1.8 million decrease in Comparable Owned Resort EBITDA compared to the three months ended December 31, 2018. Hyatt Ziva and Hyatt Zilara Rose Hall recorded a decrease in group revenue over prior period, which lead to decreased Comparable Net Package ADR and Comparable Owned Resort EBITDA.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Years Ended December 31, 2019 and 2018

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2019	2018	Pts Change		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	Pts Change
Yucatán Peninsula	2,722	84.9%	86.2%	(1.3	)pts	$256.81	$269.49	(4.7)%	$218.14	$232.35	(6.1)%	$235,788	$259,393	(9.1)%	$82,534	$107,884	(23.5)%	35.0%	41.6%	(6.6	)pts
Pacific Coast	926	76.4%	76.5%	(0.1	)pts	284.99	280.43	1.6%	217.84	214.53	1.5%	85,219	86,317	(1.3)%	31,618	31,038	1.9%	37.1%	36.0%	1.1	pts
Dominican Republic	2,644	64.1%	82.2%	(18.1	)pts	190.64	186.36	2.3%	122.26	153.13	(20.2)%	90,783	125,137	(27.5)%	16,596	41,228	(59.7)%	18.3%	32.9%	(14.6	)pts
Jamaica	1,946	79.0%	75.8%	3.2	pts	289.70	290.17	(0.2)%	228.89	219.97	4.1%	193,558	126,702	52.8%	55,175	32,912	67.6%	28.5%	26.0%	2.5	pts
Total Portfolio	8,238	77.3%	81.8%	(4.5	)pts	$256.53	$251.76	1.9%	$198.28	$205.83	(3.7)%	$605,348	$597,549	1.3%	$185,923	$213,062	(12.7)%	30.7%	35.7%	(5.0	)pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2019	2018	Pts Change		2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	% Change	2019	2018	Pts Change
Yucatán Peninsula	2,198	85.5%	86.5%	(1.0	)pts	$256.94	$267.50	(3.9)%	$219.58	$231.43	(5.1)%	$201,276	$209,755	(4.0)%	72,897	84,395	(13.6)%	36.2%	40.2%	(4.0	)pts
Pacific Coast	926	76.4%	76.5%	(0.1	)pts	284.99	280.43	1.6%	217.84	214.53	1.5%	85,219	86,317	(1.3)%	31,618	31,038	1.9%	37.1%	36.0%	1.1	pts
Dominican Republic	1,120	72.2%	82.2%	(10.0	)pts	185.87	188.56	(1.4)%	134.21	155.00	(13.4)%	66,608	76,401	(12.8)%	17,773	24,909	(28.6)%	26.7%	32.6%	(5.9	)pts
Jamaica	620	74.5%	74.0%	0.5	pts	402.54	381.67	5.5%	299.96	282.51	6.2%	81,791	75,865	7.8%	25,376	22,479	12.9%	31.0%	29.6%	1.4	pts
Total Comparable Portfolio	4,864	79.3%	82.0%	(2.7	)pts	$264.63	$264.71	—%	$209.84	$217.12	(3.4)%	$434,894	$448,338	(3.0)%	$147,665	$162,821	(9.3)%	34.0%	36.3%	(2.3	)pts
Highlights

Yucatán Peninsula

▪	Comparable Net Package RevPAR decreased 5.1% over the comparable period in the prior year, driven by a decrease in Net Package ADR of 3.9% and a decrease in Occupancy of 100 basis points.

▪	Comparable Owned Resort EBITDA decreased $11.5 million or 13.6% over the prior year.

▪
The decrease in Comparable Owned Resort EBITDA can be attributed to all properties within this segment, primarily due to the decrease in Comparable Owned Net Revenue as described above. In addition to the revenue decline, all properties within this segment have been affected by increased insurance premiums and energy costs year over year which contributed to a $0.7 million decrease in Comparable Owned Resort EBITDA compared to the year ended December 31, 2018.

Pacific Coast

▪	Comparable Net Package RevPAR increased 1.5% over the comparable period in the prior year, driven by an increase in Net Package ADR of 1.6%, partially offset by a 10 basis point decrease in Occupancy.

▪	Comparable Owned Resort EBITDA increased $0.6 million or 1.9% over the prior year.

▪	The increase in Owned Resort EBITDA is attributed to continuous cost management improvements within the segment during the year ended December 31, 2019.
Dominican Republic

▪	Comparable Net Package RevPAR decreased 13.4% over the prior year, driven by a decrease in Net Package ADR of 1.4% and a decrease in Occupancy of 1,000 basis points.

▪	Comparable Owned Resort EBITDA decreased $7.1 million, or 28.6%, over the prior year.

▪
This decrease was due to the performance of all properties in this segment, but was also impacted by Dreams Punta Cana due to a non-recurring gain from business interruption insurance proceeds of $1.5 million during the year ended December 31, 2018. The negative press regarding the Dominican Republic, and corresponding near-term business disruption, had a negative impact on results in this segment for the year ended December 31, 2019.

Jamaica

▪	Comparable Net Package RevPAR increased 6.2% over the prior year, driven by an increase in Net Package ADR of 5.5%, and an increase in Occupancy of 50 basis points.

▪	Comparable Owned Resort EBITDA increased $2.9 million, or 12.9%, over the prior year.

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